                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) June 27, 2001

                                 POWERTEL, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                                   0-23102                                   58-1944750
(State or Other Jurisdiction                       (Commission                               (IRS Employer
     of Incorporation)                             File Number)                           Identification No.)


    12920 SE 38th Street, Bellevue, Washington            98006
   (Address of Principal Executive Offices)             (Zip Code)


        Registrant's telephone number, including area code (425) 378-4000


               1239 O.G. Skinner Drive, West Point, Georgia 31833
          (Former Name or Former Address, if Changes Since Last Report)

Item 5. Other Events

         On June 27, 2001, Powertel, Inc. (formerly Intercel, Inc.), a Delaware corporation (the "Company"), commenced an offer to purchase for cash all of its outstanding 11-1/8% Senior Notes due 2007. The purchase price paid for each $1,000 principal amount tendered will be $1,010, plus accrued and unpaid interest to the payment date. The tender offer will expire at 5:00 p.m. New York City time, on July 30, 2001, and the payment date is expected to be three business days thereafter.

         Additional information about the transaction is included in the press release attached hereto as Exhibit 99.1, which was issued on June 27, 2001.

         On June 29, 2001 the Company repaid all outstanding amounts due and owing under its senior credit facility in the aggregate amount of $248 million. On July 2, 2001 the Company completed the previously announced redemption of the Company's two series of 12% Senior Discount Notes due 2006. The total amount paid by the Company in connection with the redemptions was $785 million. The Company obtained the funds utilized to make such payments from the proceeds of a Loan Facility with Deutsche Telekom International Finance B.V., a subsidiary of the Company's parent, Deutsche Telekom AG. A copy of the Loan Facility is attached hereto as Exhibit 10.1. An additional approximately $65 million will be made available to the Company through December 15, 2001. All loans pursuant to the Loan Facility are term loans that become due and payable in 2010 and have an aggregate principal amount of $1.1 billion. The loans bear interest at 0.95% above the applicable LIBOR rate, subject to adjustment, are unsecured, and are pari passu with the Company's 11-1/8% Senior Notes.


Item 7. Exhibits

        Exhibit No.
        -----------
           10.1        Loan Facility, dated as of June 29, 2001, between Deutsche Telekom
                       International Finance B.V. and the Company.

           99.1        Press Release, dated June 27, 2001.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     POWERTEL, INC.
                                        ----------------------------------------
                                                      (Registrant)


Date    June 28, 2001

                                        By /s/       ALAN R. BENDER
                                        ----------------------------------------
                                                       (Signature)
                                             EXECUTIVE VICE PRESIDENT,
                                             GENERAL COUNSEL, AND SECRETARY

EXHIBIT LIST


         10.1 Loan Facility, dated as of June 29, 2001, between Deutsche Telekom International Finance B.V. and the Company.

         99.1 Press Release, dated June 27, 2001.